AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 FUELNATION INC.

                          DOCUMENT NUMBER P93000046905

The undersigned does hereby certify, on behalf of FUELNATION INC. (the "Company"), that pursuant to the authority contained in the Company's Articles of Incorporation (the "Articles of Incorporation"), and in accordance with the provisions of Section 607.0602(4) of the Florida Business Corporation Act (the "Act") and the unanimous written consent of the Board of Directors of the Company dated November 5, 2003 pursuant to Section 607.0821 of the Act adopting the resolutions providing for the creation of a series of preferred stock to be designated as "Series A Convertible Preferred Stock," which resolutions are effective without the approval of the Company's shareholders pursuant to Section 607.0602(4) of the Act, and to otherwise restate the Articles of Incorporation pursuant to Section 607.1007, the Company's Articles of Incorporation are hereby amended to create such preferred stock having the preferences, limitations and relative rights as follows:

                                    ARTICLE I
                                    ---------
                                      Name
                                      ----

The name of the Corporation is FUELNATION INC. (the "Corporation"),

                                   ARTICLE II
                                   ----------
                                 Mailing Address
                                 ---------------

The address of the principal office and the mailing address of the Corporation is 4121 SW 47th Avenue, Suite 1301, Davie, Florida 33314

                                   ARTICLE III
                                   -----------
                                  Capital Stock
                                  -------------

Section 1. Authorized Shares. The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

NUMBER OF SHARES AUTHORIZED          PAR VALUE             CLASS OF STOCK
---------------------------          ---------             --------------
    5,000,000                        $.01                  Preferred
  100,000,000                        $.01                  Common

         Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         The consideration for all of the said stock shall be payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this Corporation.

Section 2. Designation, Par Value and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), the shares of Series A Preferred Stock shall have a par value of $0.01 per share and the number of shares constituting the Series A Preferred Stock shall be 30,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

Section 3. Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the common stock, par value $0.01 per share, of the Company (the "Common Stock") and of any other stock of the Company ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash on the last day of December in each year (each such date being referred to herein as a "Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to $80.00 per share. Such dividends shall not be cumulative and shall not accrue.

Section 4. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Articles of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which the Series A Preferred Stock is then convertible on all matters upon which the holders of the Common Stock of the Company are entitled to vote.

     (b) Except as otherwise provided herein, in the Articles of Incorporation or in any other Articles of Amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

     (c) Except as set forth specifically below, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock would be convertible under the circumstances described in Section 6 hereof on the record date for the vote or consent of shareholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. The holders of the Series A Preferred Stock shall vote together as a class to elect two members of the Board of Directors. Except as otherwise provided above or in the Certificate of Designation relating to any subsequent series of preferred stock, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock and other voting capital stock of the Corporation to elect all of the remaining members of the Board of Directors. Each holder of a share of the Series A Preferred Stock shall be entitled to receive the same prior notice of any shareholders' meeting as provided to the holders of Common Stock in accordance with the Bylaws of the Corporation, as well as prior notice of all shareholder actions to be taken by legally available means in lieu of meeting, and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law, or by the terms hereof, to be submitted to a class vote of the holders of Series A Preferred Stock.

     (d) The consent of the holders of Series A Preferred Stock, voting together as a single class, shall be required for any action which (i) alters or changes any of the powers, preferences, privileges or rights of the Series A Preferred Stock or increases or decreases the total number of authorized shares of Series A Preferred Stock, (ii) authorizes or issues additional shares (whether of any existing series of preferred stock or of a new class of equity or debt) having preferences prior to or on a parity with Series A Preferred Stock as to dividends, liquidation, redemption or assets (iii) reclassifies any common stock into shares having preferences prior to or on a parity with the Series A Preferred Stock as to dividends, liquidation, redemption or assets, (iv) authorizes the issuance of more than the agreed upon number of shares of common stock at a price less than the Series A Preferred Stock conversion price (v) amends, repeals or adds to any provision of the Company's Articles of Incorporation or bylaws, (vi) pays or declares any dividend or distribution on any shares, or declares any redemption of shares (other than employee stock repurchases pursuant to standard vesting arrangements), (viig) sells, leases, conveys, exchanges, transfers or otherwise disposes of all or substantially all of the assets of the Company; (viii) authorizes any merger of the Company with another entity; or (x) authorizes the voluntary or involuntary liquidation, dissolution or winding up of the Company or its business.

Section 5. Liquidation, Dissolution or Winding Up.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to liquidation, dissolution or winding-up, upon any liquidation, dissolution or winding up of the Company ( "Liquidation Event"), no distribution shall be made to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon a Liquidation Event, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $2,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment (the "Liquidation Payment"). Thereafter, each share of Series A Preferred Stock shall participate with the holders of the Common Stock on an as-converted basis. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Any consolidation or merger of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity) or any sale or transfer by the Corporation of all or substantially all of its assets (determined either for the Corporation alone or with its subsidiaries on a consolidated basis) or any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or the beneficial or record holders thereof as a result of which such holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to such sale or issuance cease to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors, shall be deemed to be a Liquidation Event for purposes of this Section 5, and the holders of the Series A Preferred Stock shall be entitled to receive a Liquidation Payment from the Corporation equal to the amounts payable with respect to the Series A Preferred upon a Liquidation Event under this Section 5 in cancellation of their Shares upon the consummation of any such transaction; provided that the foregoing provision shall not apply to any merger in which (i) the Corporation is the surviving entity, (ii) the terms of the Series A Preferred Stock are not changed and the Series A Preferred Stock is not exchanged for any cash, securities or other property, and (iii) the beneficial holders of the Corporation's outstanding capital stock immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

Section 6. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (A) Optional. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate of the Series A Preferred Stock (determined as provided in Subsection 6(c) below) by the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series A Preferred Stock to be converted in accordance with the procedures described in Subsection 6(d) below.

     (B) Automatic. Notwithstanding anything contained herein to the contrary, in the event that the holders of a majority of the Series A Preferred Stock outstanding vote to convert all Series A Preferred Stock into Common Stock ("Mandatory Conversion Event"), all outstanding shares of the Series A Preferred Stock shall, without any action on the part of the holder hereof or the Corporation, be converted automatically into shares of the Common Stock at the applicable Conversion Rate provided for in Subsection 6(c) below as of the date of the Mandatory Conversion Event. Such conversion shall be automatic, without need for any further action by the holders of shares of Series A Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock so converted are surrendered to the Corporation in accordance with the procedures described in Subsection 6(d) below. Upon the conversion of the Series A Preferred Stock pursuant to this Subsection 6(b)(A), the Corporation shall promptly send written notice thereof, by registered or certified mail return receipt requested and postage prepaid, by hand delivery or by overnight delivery, to each holder of record of Series A Preferred Stock at his or its address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Subsection 6(d) below.

          (i) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock, and any shares of Series A Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

     (C) Conversion Rate. The conversion rate in effect at any time with respect to each share of the Series A Preferred Stock (the "Conversion Rate") shall be equal to .00255% of the total issued and outstanding fully diluted Common Stock of the Corporation.

     (D) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series A Preferred Stock are converted in accordance with Subsections 6(a) or 6(b) above, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock duly endorsed at (or in the case of any lost, mislaid, stolen or destroyed certificate(s) for such shares, deliver an affidavit as to the loss of such certificate(s), in such form as the Corporation may reasonably require, to) the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than thirty (30) days after the delivery of said certificates, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder as provided in such notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsections 6(a) or 6(b) shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion specified in such section. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the holder or his or its predecessors.

     (E) No Impairment. The Corporation shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (F) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Section 7. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

     Section 8. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     Section 9. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                   ARTICLE IV
                                   ----------
                         Special Meeting of Shareholders
                         -------------------------------

The Corporation shall hold a special meeting of shareholders only:

(a) On call of the Board of Directors or persons authorized to do so by the Corporations Bylaws; or

(b) If the holders of not less than 50 percent of all votes entitled to be cast on any issue proposed special meeting sign, date, and deliver to the Corporations secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                    ARTICLE V
                                    ---------
                                Registered Agent
                                ----------------

The street address of the Corporations registered office in the State of Florida is 4121 SW 47th Avenue, Suite 1301, Davie, Florida 33314 and the name of its registered agent at such office is Chris R. Salmonson.

                                   ARTICLE VI
                                   ----------
                               Board of Directors
                               ------------------

The Board of Directors of the Company shall consist of up to 9 members, who shall serve as directors until resignation or until his successor is duly elected and qualified.

                                   ARTICLE VII
                                   -----------
                                 Indemnification
                                 ---------------

This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Amended and Restated Articles of Incorporation as of November 7, 2003.

                                 FUELNATION INC.


                                 By: William C. Schlecht